Exhibit 5.1

William E. Cooper

Attorney at Law

June 27, 2019

Patriot Gold Corp.

3651 Lindell Road, Suite D

Las Vegas, Nevada 89103

Re:	Registration Statement on Form S-8 9,500,000 Shares of Common Stock $.001 par value Issuable under 2019 Stock Option Plan

Dear Sirs:

I have acted as counsel to Patriot Gold Corp., a Nevada corporation (the “Company”) in connection with the filing by Patriot Gold Corp. (the “Company”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933 as amended ( the “Securities Act”) of a registration statement on Form S-8 (the “Registration Statement”) relating to the issuance of up to a total of 9,500,000 shares (the “Shares”) of the Company’s common stock, $.001 par value (the “Common Stock”) pursuant to stock options to be granted under the Company’s 2019 Stock Option Plan, as may be amended from time to time (the “Plan”).

I have examined and am familiar with originals or copies identified to my satisfaction of the Articles of Incorporation, Amendments to the Articles of Incorporation, the Registration Statement, the Plan, resolutions of the Board of Directors relating to adoption of the Plan and the proposed registration and issuance of the Shares and such other corporate documents and records as deemed necessary for this opinion. In addition, I have made such investigations of law as deemed necessary or appropriate in order to render the opinions as hereinafter set forth.

In the examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted as originals, the conformity to original documents of all documents submitted as copies and the accuracy and completeness of all public records reviewed. As to any material facts material to the opinions expressed herein which were not independently established, I have relied upon the statements and representations of officers and other representatives of the Company.

Based upon and subject to the foregoing, I am of the opinion that the Shares to be issued upon the exercise of any options duly granted pursuant to the terms of the Plan have been duly authorized and, when the Shares have been paid for in accordance with the terms of the Plan and the certificates therefore have been duly executed and delivered, such Shares will be duly and validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my firm under the caption “Legal Matters” in the Registration Statement.

Sincerely,

/s/ William E. Cooper

William E. Cooper